Exhibit 99.1

Central European Media Enterprises Ltd.

Unaudited Pro Forma Condensed Consolidated Financial Information

On April 7, 2010 Central European Media Enterprises Ltd. (“CME” or “the Company”) completed the sale of CME’s Studio 1+1 and Kino businesses (the “Studio 1+1 group”) in Ukraine (the “Ukraine Sale”) to Harley Trading Limited, a company beneficially owned by Mr. Igor Kolomoisky, a CME shareholder and a member of our Board of Directors, for cash consideration of $300.0 million plus the reimbursement of $8.0 million of cash expenses the Studio 1+1 group incurred between signing and closing of the transaction.

The following unaudited pro forma condensed consolidated financial information reflects the Ukraine Sale. The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the disposal as if it had occurred on December 31, 2009. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the years ended December 31, 2009, 2008 and 2007 give effect to the disposal as if it had occurred on January 1, 2007.

The unaudited pro forma condensed consolidated financial information is based upon the historical consolidated financial statements and notes thereto of CME and should be read in conjunction with the audited historical financial statements of CME included within the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 which was filed with the Securities and Exchange Commission on February 24, 2010.

The pro forma adjustments are based upon currently available information and certain estimates and assumptions, and therefore the actual results may differ from the pro forma results. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transaction as contemplated, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the disposal had been completed at the dates indicated. The information does not necessarily indicate the future operating results or financial position of CME.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
Unaudited Pro Forma Condensed Consolidated Balance Sheet as at December 31, 2009
(US$ 000’s)

	Historical CME	Ukraine Sale	Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$458,529	$295,425	$753,954
Accounts receivable, net	186,978	(5,995)	180,983
Program rights, net	82,007	(8,085)	73,922
Other current assets	102,291	(8,038)	94,253
Total current assets	829,805	273,307	1,103,112

Non-current assets
Property, plant and equipment, net	279,436	(4,726)	274,710
Program rights, net	184,038	(1,437)	182,601
Goodwill	1,136,273	-	1,136,273
Broadcast licenses and other intangible assets	398,418	(45,175)	353,243
Other non-current assets	44,817	(318)	44,499
Total non-current assets	2,042,982	(51,656)	1,991,326
Total assets	$2,872,787	$221,651	$3,094,438

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued liabilities	$213,699	$(14,064)	$199,635
Credit facilities and obligations under capital leases	117,910	-	117,910
Other current liabilities	18,114	(5,274)	12,840
Total current liabilities	349,723	(19,338)	330,385
Non-current liabilities
Credit facilities and obligations under capital leases	6,030	-	6,030
Senior Notes	1,253,928	-	1,253,928
Other non-current liabilities	91,266	(2,395)	88,871
Total non-current liabilities	1,351,224	(2,395)	1,348,829
Commitments and contingencies

CME LTD. SHAREHOLDERS' EQUITY:
56,046,176 shares of Class A Common Stock of $0.08 each	4,484	-	4,484
7,490,936 shares of Class B Common Stock of $0.08 each	599	-	599
Additional paid-in capital	1,410,587	-	1,410,587
Accumulated deficit	(333,993)	217,159	(116,834)
Accumulated other comprehensive income	95,912	26,225	122,137
Total CME Ltd. shareholders’ equity	1,177,589	243,384	1,420,973
Noncontrolling interests	(5,749)	-	(5,749)
Total equity	1,171,840	243,384	1,415,224
Total liabilities and equity	$2,872,787	$221,651	$3,094,438

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Consolidated Financial Information.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended December 31, 2009
(US$ 000’s, except per share amounts)

	Historical CME	Ukraine Sale	Pro Forma Combined
Net revenues	$713,978	$(32,033)	$681,945
Cost of revenues	(599,243)	69,957	(529,286)
Selling, general and administrative expenses	(116,072)	6,285	(109,787)
Impairment charge	(81,843)	-	(81,843)
Operating loss	(83,180)	44,209	(38,971)
Interest income	2,916	(40)	2,876
Interest expense	(115,771)	-	(115,771)
Foreign currency exchange gain, net	82,461	459	82,920
Change in fair value of derivatives	1,315	-	1,315
Other income	1,521	(136)	1,385
Loss from continuing operations before tax	(110,738)	44,492	(66,246)
Credit / (Provision) for income taxes	3,193	(7,930)	(4,737)
Loss from continuing operations	(107,545)	36,562	(70,983)
Loss from continuing operations attributable to noncontrolling interests	10,650	-	10,650
Loss from continuing operations attributable to CME	$(96,895)	$36,562	$(60,333)

PER SHARE DATA:
Loss from continuing operations per common share attributable to CME:
Basic	$(1.78)		$(1.11)
Diluted	$(1.78)		$(1.11)

Weighted average common shares used in computing per share amounts:
Basic	54,344		54,344
Diluted	54,344		54,344

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Consolidated Financial Information.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended December 31, 2008
(US$ 000’s, except per share amounts)

	Historical CME	Ukraine Sale	Pro Forma Combined
Net revenues	$1,019,934	$(99,458)	$920,476
Cost of revenues	(670,462)	118,860	(551,602)
Selling, general and administrative expenses	(140,517)	20,000	(120,517)
Impairment charge	(336,752)	271,861	(64,891)
Operating (loss) / income	(127,797)	311,263	183,466
Interest income	10,006	(356)	9,650
Interest expense	(82,481)	94	(82,387)
Foreign currency exchange loss, net	(37,877)	2,307	(35,570)
Change in fair value of derivatives	6,360	-	6,360
Other income	2,620	11	2,631
(Loss) / Income from continuing operations before tax	(229,169)	313,319	84,150
Provision for income taxes	(34,525)	(7,683)	(42,208)
(Loss) / Income from continuing operations	(263,694)	305,636	41,942
Income from continuing operations attributable to noncontrolling interests	(2,067)	-	(2,067)
(Loss) / Income from continuing operations attributable to CME	$(265,761)	$305,636	$39,875

PER SHARE DATA:
(Loss) / Income from continuing operations per common share attributable to CME:
Basic	$(6.28)		$0.94
Diluted	$(6.28)		$0.93
Weighted average common shares used in computing per share amounts:
Basic	42,328		42,328
Diluted	42,328		42,683

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Consolidated Financial Information.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended December 31, 2007
(US$ 000’s, except per share amounts)

	Historical CME	Ukraine Sale	Pro Forma Combined
Net revenues	$838,856	$(126,838)	$712,018
Cost of revenues	(501,712)	97,543	(404,169)
Selling, general and administrative expenses	(126,688)	9,069	(117,619)
Operating income	210,456	(20,226)	190,230
Interest income	5,728	(327)	5,401
Interest expense	(54,936)	86	(54,850)
Foreign currency exchange loss, net	(34,409)	(2)	(34,411)
Change in fair value of derivatives	(3,703)	-	(3,703)
Other income	7,891	1,896	9,787
Income from continuing operations before tax	131,027	(18,573)	112,454
Provision for income taxes	(20,822)	4,481	(16,341)
Income from continuing operations	110,205	(14,092)	96,113
Income from continuing operations attributable to noncontrolling interests	(17,107)	-	(17,107)
Income from continuing operations attributable to CME	$93,098	$(14,092)	$79,006

PER SHARE DATA:
Income from continuing operations per common share attributable to CME:
Basic	$2.25		$1.91
Diluted	$2.23		$1.89
Weighted average common shares used in computing per share amounts:
Basic	41,384		41,384
Diluted	41,833		41,833

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Consolidated Financial Information.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
(US$ 000’s, except per share amounts)

1.  Basis of Pro Forma Presentation

The Unaudited Pro Forma Condensed Consolidated Financial Information reflects the Ukraine Sale, to be accounted for as a discontinued operation in accordance with Accounting Standard Codification ("ASC") Topic 360.  The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the disposition as if it had occurred on December 31, 2009.  The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the years ended December 31, 2009, 2008 and 2007 give effect to the disposal as if it had occurred on January 1, 2007.

The Unaudited Pro Forma Condensed Consolidated Financial Information is for information purposes only and is not necessarily indicative of the results of future operations or the actual results that would have been achieved had the sale been consummated during the periods indicated. The pro forma adjustments are based on the best information available to date, which may change as additional information is obtained.

The results of the Ukraine operations have been removed from the Unaudited Pro Forma Condensed Consolidated Statements of Operations.  The non-recurring gain on sale of US$ 217.2 million has been reflected in the Unaudited Pro Forma Condensed Consolidated Balance Sheet, but is not reflected in the Unaudited Pro Forma Condensed Consolidated Statements of Operations.

The estimated gain on the disposal, calculated as if the disposal had occurred as at December 31, 2009, was determined as follows:

Cash Proceeds:	$308,000
Estimated transaction costs	(460)
Net Proceeds	307,540
Net assets sold	(64,156)
Foreign currency gains previously recognized in equity	(26,225)
Estimated net gain	$217,159

The estimated gain is preliminary as it includes estimates of costs associated with the transaction, which are assumed to have been paid at closing.  No taxes are expected to arise on this disposal.

2. Other

Included in the December 31, 2009, selling, general and administrative expenses are $1.4 million of transaction costs directly associated with the Ukraine Sale.

The 2008 historical income statement of our former Ukraine operations included an impairment charge of $271.9 million, of which $262.7 million related to goodwill.